Exhibit 5.2

Haynes and Boone, LLP
Attorneys and Counselors

30 Rockefeller Plaza
26th Floor
New York, New York 10112
T (212) 659-7300
F (212) 918-8989
www.haynesboone.com

June 29, 2026

RedHill Biopharma Ltd.
21 Ha'arba'a Street
Tel Aviv 6473921
Israel

Ladies and Gentlemen:

We have acted as special U.S. counsel to RedHill Biopharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the sale of the Company’s American Depositary Shares (the “ADSs”), each ADS representing ten thousand (10,000) ordinary shares of the Company, par value NIS 0.01 per share (the “Ordinary Shares”), having an aggregate offering price of up to $2,128,000, pursuant to the registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 9, 2024, including the base prospectus, dated August 19, 2024, as supplemented by the prospectus supplements, dated February 3, 2025,  November 26, 2025, May 7, 2026, and June 29, 2026, each forming part of the Registration Statement. This opinion is being rendered in connection with the offering and sale by the Company of the ADSs pursuant to the terms of an At The Market Offering Agreement, dated February 3, 2025, by and between the Company and H.C. Wainwright & Co., LLC. The ADSs will be issued pursuant to a Deposit Agreement, dated as of December 26, 2012, by and among the Company, The Bank of New York Mellon, as depositary, and owners and holders from time to time of ADSs issued thereunder (as amended, the “Deposit Agreement”).

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the holders thereof to the rights specified therein.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the laws of the State of New York as in effect on the date hereof, and we express no opinion with respect to any other laws, rules, or regulations. This opinion is based upon currently existing laws, rules, regulations, and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Company.

This opinion is being rendered solely in connection with the registration of the offering and the sale of the ADSs, pursuant to the registration requirements of the Securities Act.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Company’s Report on Form 6-K to be filed with the Commission on or about June 29, 2026, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP
Haynes and Boone, LLP